As filed with the Securities and Exchange Commission on April 9, 2018

Registration No. 333-219375

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amplify Energy Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	82-1326219
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. Stillwell, Jr.

Senior Vice President and Chief Financial Officer

Amplify Energy Corp.

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

(713) 836-3786

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to completion dated April 9, 2018

PROSPECTUS

11,819,672 Shares

Amplify Energy Corp.

11,819,672 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to an aggregate of 11,819,672 shares of common stock, par value $0.0001 (the “Common Stock”), of Amplify Energy Corp. (the “Company”) by the selling stockholders identified in this prospectus. Pursuant to this prospectus, the selling stockholders are permitted to offer shares of our Common Stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

We are registering the offer and sale of the shares of Common Stock hereunder pursuant to the registration rights agreement, dated May 4, 2017, between the Company and certain of its stockholders (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of Common Stock. The selling stockholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of the shares of Common Stock.

The selling stockholders identified in this prospectus are offering all of the shares of Common Stock under this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Information Incorporated by Reference” sections of this prospectus for information about us and our financial statements.

Our Common Stock is quoted on the OTCQX Market (the “OTCQX”) under the symbol “AMPY.” On April 6, 2018, the last reported sale price of our Common Stock as reported on the OTCQX was $9.75 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2017 to read about risks you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2018

We and the selling stockholders have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements” and “Risk Factors.”

EXPLANATORY NOTE

On January 16, 2017, Memorial Production Partners LP (“MEMP”) and certain of its subsidiaries (collectively with MEMP, the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”).

On April 14, 2017, the Court entered an order (the “Confirmation Order”) approving the Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al., dated April 13, 2017 (as amended and supplemented, the “Plan”).

On May 4, 2017 (the “Effective Date”), the Plan became effective and the Debtors emerged from their Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, MEMP’s limited partnership units

i

were cancelled and MEMP transferred all of its assets and operations to the Company. As a result, the Company became the successor reporting company to MEMP pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For more information on the events that occurred and the shares of Common Stock issued in connection with our emergence from bankruptcy, see our Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2017.

On July 20, 2017, the Company filed with the SEC a registration statement on Form S-1 (File No. 333-219375), which was subsequently amended by Amendment No. 1 filed on September 15, 2017, and became effective on September 22, 2017. The registration statement was filed to satisfy registration rights the Company granted to the selling stockholders listed herein pursuant to the Registration Rights Agreement.

This Post-Effective Amendment No. 1 is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3. This Post-Effective Amendment No. 1 also contains an updated prospectus so that the information contained or incorporated therein is current as of the date of filing.

All filing fees payable in connection with the registration of the Common Stock covered by this Post-Effective Amendment No. 1 were previously paid.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of MEMP for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of “fresh start” accounting. Accordingly, such financial information may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to the Company following the Effective Date.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	acquisition and disposition strategy;

•	cash flows and liquidity;

•	financial strategy;

•	ability to replace the reserves we produce through drilling;

•	drilling locations;

•	oil and natural gas reserves;

•	technology;

•	realized oil, natural gas and NGL prices;

•	production volumes;

•	lease operating expense;

•	gathering, processing, and transportation;

•	general and administrative expense;

•	future operating results;

•	ability to procure drilling and production equipment;

•	ability to procure oil field labor;

•	planned capital expenditures and the availability of capital resources to fund capital expenditures;

•	ability to access capital markets;

•	marketing of oil, natural gas and NGLs;

•	acts of God, fires, earthquakes, storms, floods, other adverse weather conditions, war, acts of terrorism, military operations or national emergency;

•	expectations regarding general economic conditions;

•	impact of the Tax Cuts and Jobs Act of 2017;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	expectations regarding governmental regulation and taxation;

•	expectations regarding developments in oil-producing and natural-gas producing countries; and

•	plans, objectives, expectations and intentions.

All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and the documents we incorporate by reference, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “outlook,” “continue,” the negative of such terms or other comparable terminology. These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references. These forward-looking statements involve risks and uncertainties. Important factors that could cause our actual results or financial condition to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following risks and uncertainties:

•	our results of evaluation and implementation of strategic alternatives;

•	our inability to maintain relationships with suppliers, customers, employees and other third parties as a result of our Chapter 11 filing, or otherwise;

•	our indebtedness and our ability to satisfy our debt obligations and a potential inability to effect deleveraging transactions or otherwise reduce those risks;

•	risks related to a redetermination of the borrowing base under our senior secured reserve-based revolving credit facility;

•	our ability to access funds on acceptable terms, if at all, because of the terms and conditions governing our indebtedness;

•	volatility in the prices for oil, natural gas, and NGLs, including further or sustained declines in commodity prices;

•	the potential for additional impairments due to continuing or future declines in oil, natural gas and NGL prices;

•	the uncertainty inherent in estimating quantities of oil, natural gas and NGLs reserves;

•	our substantial future capital requirements, which may be subject to limited availability of financing;

•	the uncertainty inherent in the development and production of oil and natural gas;

•	our need to make accretive acquisitions or substantial capital expenditures to maintain our declining asset base;

•	the existence of unanticipated liabilities or problems relating to acquired or divested businesses or properties;

•	potential acquisitions, including our ability to make acquisitions on favorable terms or to integrate acquired properties;

•	the consequences of changes we have made, or may make from time to time in the future, to our capital expenditure budget, including the impact of those changes on our production levels, reserves, results of operations and liquidity;

•	potential shortages of, or increased costs for, drilling and production equipment and supply materials for production, such as CO2;

•	potential difficulties in the marketing of oil and natural gas;

•	changes to the financial condition of counterparties;

•	uncertainties surrounding the success of our secondary and tertiary recovery efforts;

•	competition in the oil and natural gas industry;

•	general political and economic conditions, globally and in the jurisdictions in which we operate;

•	the impact of legislation and governmental regulations, including those related to climate change and hydraulic fracturing;

•	the risk that our hedging strategy may be ineffective or may reduce our income;

•	the cost and availability of insurance as well as operating risks that may not be covered by an effective indemnity or insurance;

•	actions of third-party co-owners of interest in properties in which we also own an interest; and

•	other risks and uncertainties described in “Risk Factors” and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the events or circumstances described in any forward-looking statement will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” and under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in this prospectus and report. All forward-looking statements speak only as of the date of this report. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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PROSPECTUS SUMMARY

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. You should read this entire prospectus carefully, including risk factors and the documents incorporated by reference herein, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” and “Information Incorporated by Reference.”

When referring to Amplify Energy Corp. (formerly known as Memorial Production Partners LP) (the “Company,” “Amplify Energy,” “us,” “our,” “we,” or similar expressions), the intent is to refer to Amplify Energy Corp., a Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Amplify Energy Corp. is the successor issuer of Memorial Production Partners LP pursuant to Rule 15d-5 of the Exchange Act.

Company Overview

We own, acquire, develop, exploit and produce oil and natural gas properties in North America.

Our business activities are conducted through Amplify Energy Operating LLC, our wholly owned subsidiary, and its wholly owned subsidiaries, and we operate in one reportable segment. Our assets consist primarily of producing oil and natural gas properties and are located in Texas, Louisiana, Wyoming and offshore Southern California. Most of our oil and natural gas properties are located in large, mature oil and natural gas reservoirs. As of December 31, 2017:

•	Our total estimated proved reserves were approximately 989.7 Bcfe, of which approximately 44% were oil and 71% were classified as proved developed reserves; and

•	We produced from 2,547 gross (1,498 net) producing wells across our properties, with an average working interest of 59%, and the Company is the operator of record of the properties containing 93% of our total estimated proved reserves.

Our average net production for the three months ended December 31, 2017 was 184.3 MMcfe/d, implying a reserve-to-production ratio of approximately 15 years.

Corporate Information

Our principal executive offices are at 500 Dallas Street, Suite 1600, Houston, Texas 77002 and our telephone number is (713) 490-8900. Our Common Stock is quoted on the OTCQX under the symbol “AMPY.” Information contained on our website, www.amplifyenergy.com, does not constitute a part of this prospectus.

The Offering

Common Stock offered by the selling stockholders	Up to 11,819,672 shares of Common Stock.

Common Stock outstanding as of February 23, 2018 prior to and after giving effect to the shares that may be offered pursuant to this prospectus	25,000,000 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock that may be sold by the selling stockholders from time to time pursuant to this prospectus.

OTCQX ticker symbol	“AMPY.”

Risk factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information set forth in this prospectus or incorporated herein by reference, before deciding whether to invest in our Common Stock. In addition to those listed below and elsewhere in this prospectus, you should also consider the risks, uncertainties and assumptions discussed under the heading “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus. If any of these risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our Common Stock would likely decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET FOR THE SECURITIES

Our Common Stock is quoted on the OTCQX under the symbol “AMPY” and has been trading since June 21, 2017. No established public trading market existed for our Common Stock prior to June 21, 2017. The following table sets forth the per share range of high and low bid information for our Common Stock as reported on the OTCQX for the periods presented.

	High	Low
Quarter Ended:
June 30, 2017 (beginning on June 21, 2017)	$11.00	$9.00
September 30, 2017	$11.50	$8.85
December 31, 2017	$11.62	$9.01
March 31, 2018	$12.20	$9.91
June 30, 2018 (through April 6, 2018)	$10.50	$9.45

The closing price of our Common Stock on the OTCQX on April 6, 2018 was $9.75 per share. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of February 23, 2018, we had 25,000,000 shares of Common Stock outstanding. As of April 6, 2018, we had seven record holders of Common Stock, based on information provided by our transfer agent.

DIVIDEND POLICY

We have not paid, nor do we currently intend in the foreseeable future to pay, any cash dividends on our common stock. Any future dividend payments will be restricted by the terms of our contractual restrictions (including restrictions contained in our senior secured reserve-based revolving credit facility).

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 11,819,672 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby in connection with our emergence from bankruptcy on May 4, 2017. On May 4, 2017, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of February 23, 2018. We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 25,000,000 shares of Common Stock outstanding as of February 23, 2018.

Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage		Number	Percentage
Selling stockholders:
Fir Tree Capital Management LP(3)	7,693,278	30.8%	7,693,278	—	—%
Brigade Capital Management LP(4)	4,226,644	16.9%	4,126,394	100,250	*

(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
(2)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our Common Stock.
(3)	The address of this beneficial owner is 55 West 46th Street, New York, NY 10036. Consists of (i) 295,979 shares owned by Fir Tree Capital Opportunity Master Fund III, LP, (ii) 177,227 shares owned by FT SOF IV Holdings, LLC, (iii) 3,936,185 shares owned by Fir Tree E&P Holdings VII, LLC and (iv) 3,283,887 shares owned by Fir Tree E&P Holdings VIII, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman and David H. Proman are directors of the Company and managing directors of FTCM. Messrs. Lederman and Proman do not have voting and investment power with respect to the shares of common stock owned by the Fir Tree funds in their capacities as managing directors of FTCM.
(4)	The address of this beneficial owner is 399 Park Ave, Suite 1600, New York, NY 10022. Consists of (i) 16,163 shares owned by Future Directions Credit Opportunities Fund, (ii) 478,746 shares owned by Brigade Credit Fund II Ltd., (iii) 16,101 shares owned by Big River Group Fund SPC LLC, (iv) 44,760 shares owned by Blue Pearl B 2015 Limited, (v) 142,249 shares owned by Blue Falcon Limited, (vi) 50,005 shares owned by Delta Master Trust, (vii) 217,826 shares owned by Brigade Distressed Value Master Fund Ltd., (viii) 410,000 shares owned by Brigade Energy Opportunities Fund II LP, (ix) 900,000 shares owned by Brigade Energy Opportunities Fund LP, (x) 52,910 shares owned by FedEx Corporation Employees’ Pension Trust, (xi) 20,733 shares owned by Brigade Opportunistic Credit Fund - ICIP, Ltd., (xii) 24,971 shares owned by Illinois State Board of Investment, (xiii) 18,133 shares owned by FCA Canada Inc. Elected Master Trust, (xiv) 19,581 shares owned by FCA US LLC Master Retirement Trust, (xv) 40,608 shares owned by JPMorgan Chase Retirement Plan Brigade Bank Loan, (xvi) 28,321 shares owned by JPMorgan Chase Retirement Plan Brigade, (xvii) 187,760 shares owned by Brigade Opportunistic Credit LBG Fund Ltd., (xviii) 115,162 shares owned by Los Angeles County Employees Retirement Association, (xix) 855,295 shares owned by Brigade Leveraged Capital Structures Fund Ltd., (xx) 39,859 shares owned by Goldman Sachs Trust II - Goldman Sachs Multi Manager Alternatives Fund, (xxi) 13,797 shares owned by Goldman Sachs Funds II SICAV - Goldman Sachs Global Multi-Manager Alternatives Portfolio, (xxii) 31,751 shares owned by SC Credit Opportunities Mandate LLC, (xxiii) 26,552 shares owned by U.S. High Yield Bond Fund, (xxiv) 53,321 shares owned by SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund, (xxv) 147,449 shares owned by SEI Institutional Investments Trust-High Yield Bond Fund, (xxvi) 100,766 shares owned by SEI Institutional Managed Trust-High Yield Bond Fund, (xxvii) 22,852 shares owned by GIC Private Limited, (xxviii) 61,213 shares owned by The Coca-Cola Company Master Retirement Trust, (xxix) 51,458 shares owned by St. James’s Place Diversified Bond Unit Trust, and (xxx) 38,302 shares owned by Brigade Opportunistic Credit Fund 16 LLC (collectively, the “Brigade funds”). Brigade Capital Management, LP has voting and investment power with respect to the shares of Common Stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of Common Stock owned by the Brigade funds.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

The total number of shares of all classes of stock which the Company shall have authority to issue is 345,000,000 shares, consisting of 300,000,000 shares of Common Stock and 45,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of February 23, 2018, we had 25,000,000 shares of Common Stock and no shares of Preferred Stock outstanding. Summarized below are material provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the applicable provisions of the DGCL.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, except that holders of the Common Stock shall not be entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the DGCL. Holders of the Common Stock do not have any cumulative voting rights, which means that the holders of a majority of the outstanding Common Stock voting for the election of directors can elect all directors then being elected. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of Common Stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of Preferred Stock that may be issued in the future.

Preferred Stock

We are authorized to issue up to 45,000,000 shares of Preferred Stock. Our board of directors is authorized, subject to limitations prescribed by the DGCL and our amended and restated certificate of incorporation, to determine the terms and conditions of the Preferred Stock, including whether the shares of Preferred Stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and relative, participating, optional or other rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our Common Stock, which could have an adverse impact on the market price of our Common Stock. We have no current plan to issue any shares of Preferred Stock.

Certain Certificate of Incorporation, Bylaw and Statutory Provisions

The provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We elected to “opt out” of the provisions of Section 203.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 45,000,000 shares of Preferred Stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution of the majority of all of the board of directors (including authorized but vacant directorships);

•	provide that subject to the rights of the holders of any series of Preferred Stock of the Company then outstanding, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by the affirmative vote of the holders of a majority of our then outstanding Common Stock;

•	provide that our amended and restated bylaws may only be amended by the affirmative vote of the holders of a majority of our then outstanding Common Stock or by resolution adopted by a majority of all of the directors (including authorized but vacant directorships);

•	provide that certain provisions of the amended and restated bylaws relating to amendments to the amended and restated bylaws, the election of directors, information rights and certain actions requiring board of directors approval, may not be amended except with the affirmative vote or written consent of one or more stockholders then holding, in the aggregate, a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class;

•	provide for certain “tag-along” rights as described below;

•	eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Directors’ Liability and Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our amended and restated certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our amended and restated certificate of incorporation provides that we indemnify each director and the officers, employees and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware. Our amended and restated certificate of incorporation also requires us to advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. We also maintain director and officer liability insurance.

Preemptive Rights

Our amended and restated certificate of incorporation provides that each stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s affiliates) at least 5% of the total shares of Common Stock outstanding as of the close of business on the record date determined by our board of directors (each such stockholder, a “Preemptive Rightsholder”), shall have the right to purchase up to its pro rata portion (based on the number of shares of Common Stock beneficially owned by such stockholder as of the close of business on the record date, as a percentage of the total number of then-outstanding shares of Common Stock) of any New Equity Securities (as defined below) that the Company or any of its subsidiaries proposes to sell or issue at any time and from time to time after the date hereof. The rights of Preemptive Rightsholders to purchase such New Equity Securities shall apply at the time of issuance of any right, warrant, or option or convertible or exchangeable security that constitutes a New Equity Security, and not to the subsequent conversion, exchange or exercise of such New Equity Security in accordance with its terms.

“New Equity Security” means any and all (A) shares of Common Stock or other equity securities of the Company; (B) equity securities of any subsidiary of the Company; (C) securities exchangeable into, or convertible or exercisable for, shares of securities of the type specified in clause (A) and (B); and (D) options, warrants or other rights to acquire securities of the type specified in clause (A) and (B), in each case other than as issued (1) to employees, officers, directors or consultants pursuant to any equity-based compensation or incentive plans approved by the board of directors or included in the Plan, and securities issued upon exercise or conversion of such options, warrants, convertible securities or other rights, (2) in connection with a stock split, payment of dividends or any similar recapitalization, reclassification, distribution, exchange or readjustment of shares approved by the board of directors, (3) pursuant to the Plan (including shares of Common Stock and warrants to purchase shares of Common Stock, in each case, issued pursuant to the Plan), and securities issued upon exchange, conversion or exercise of such securities, (4) as consideration in any business combination, consolidation, merger or acquisition transaction or joint venture involving the Company or any of its subsidiaries, (5) upon the conversion or exercise of any securities convertible or exercisable for shares of securities of the type specified in (A) and (B), (6) as issuances (in one or more transactions) as a bona fide “equity kicker” in an aggregate amount with respect to all such issuances of less than 5% of the then-outstanding shares of Common Stock to one or more third party lenders who are not stockholders to whom the Company or one or more of its subsidiaries is becoming indebted in connection with the incurrence of any indebtedness approved by the board of directors or (7) in an initial public offering (an “IPO”).

Tag-Along Rights

Our amended and restated certificate of incorporation provides that if at any time prior to the earlier of a listing on a national securities exchange (which, for the avoidance of doubt, does not include an “over-the-counter” system or network) or the consummation of an IPO, stockholders acting as a group (collectively, the “Tag-Along Sellers”) propose to transfer shares of Common Stock in a transaction or series of related transactions that constitutes a change of control, then each other stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s affiliates) at least 5% of the total shares of Common Stock outstanding shall have the right to exercise certain tag-along rights.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of stockholders may be called at any time pursuant to a resolution adopted by the board of directors, or upon the written request to the Secretary of the Company (the “Secretary”) by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Company. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted.

Stockholder Action and Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws provide that stockholders may take action by written consent if the consent is signed by holders of our outstanding shares having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In addition, our amended and restated bylaws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

For nominations of directors or proposals of business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing (“Record Stockholder Notice”) to the Secretary and any such business must be a proper matter for stockholder action under Delaware law. To be timely, a Record Stockholder Notice shall be received by the Secretary at the principal executive offices of the Company not less than 45 nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to certain exceptions and limitations, (A) if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (1) the 45th day before such annual meeting or (2) the 10th day following the date on which public announcement of the date of such meeting is first made and (B) in the event that the number of directors to be elected to the board of directors is increased and a public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors is not made by the Company at least 10 days before the last day a stockholder may timely deliver a notice of nomination as set forth above, a Record Stockholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the date on which such public announcement is first made by the Company.

Directors

Our board of directors currently has seven members. Directors hold office until the annual meeting of stockholders and until their successors have been duly elected and qualified. Under the amended and restated bylaws, any vacancies on our board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by our board of directors upon the affirmative vote of a majority of the remaining directors then in office, even if they constitute less than a quorum, or by a sole remaining director, or by the stockholders at a special meeting or an annual meeting, or by the written consent of holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Company, voting together as a single class.

Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Forum for Adjudication of Disputes

Our amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no state court located within the state of Delaware has jurisdiction, the federal district court for the District of Delaware), will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of the Company, any action asserting a claim arising pursuant to the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws of the Company, or any action asserting a claim governed by the internal affairs doctrine. Although we have included a choice of forum provision in our amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Certain legal matters in connection with our Common Stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The consolidated balance sheets of Amplify Energy Corp. and subsidiaries as of December 31, 2017 (Successor) and 2016 (Predecessor), the related consolidated statements of operations, equity, and cash flows for the period from May 5, 2017 through December 31, 2017 (Successor), the period from January 1, 2017 through May 4, 2017, the year ended December 31, 2016, and the related consolidated and combined statements of operations, equity, and cash flows for the year ended December 31, 2015 (Predecessor), and the related notes (collectively, the “consolidated and combined financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

As discussed in Note 2 to the consolidated and combined financial statements, on April 14, 2017, the United States Bankruptcy Court for the Southern District of Texas entered an order confirming the plan for reorganization, which became effective on May 4, 2017. Accordingly, the accompanying consolidated and combined financial statements have been prepared in conformity with Accounting Standards Codification 852, Reorganizations, for the Successor as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with prior periods as described in Note 1 (Predecessor).

As discussed in Note 1 to the consolidated and combined financial statements, the statements of operations, equity, and cash flows for the year ended December 31, 2015 (Predecessor) have been prepared on a combined basis of accounting.

Estimated quantities of our proved oil and natural gas reserves and the net present value of such reserves as of December 31, 2017 incorporated by reference in this prospectus are based in part on a reserve report prepared by us and audited by Ryder Scott Company, L.P. and in part on a reserve report prepared by Ryder Scott Company, L.P. These estimates are incorporated herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of Common Stock offered for sale from time to time pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us and our securities. The registration statement and its exhibits, as well as any other documents that we have filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains the registration statement and other reports, proxy and information statements and information that we will file electronically with the SEC.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these filings available on our website once they are filed with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room, as described above. You can also request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

This prospectus incorporates by reference the documents listed below, and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portion of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until all offerings under this registration statement are completed or terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2017; and

•	our Current Reports on Form 8-K filed on January 16, 2018, March 13, 2018, March 27, 2018 and April 6, 2018.

All filings made by us with the SEC pursuant to the Exchange Act after the date of this registration statement and prior to the effectiveness of this registration statement shall also be deemed incorporated by reference into this prospectus.

Any statement made in this prospectus or in any prospectus supplement or amendment or in a document incorporated by reference into this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Amplify Energy Corp.

500 Dallas Street, Suite 1600

Houston, Texas 77002

(713) 490-8900

Our Annual Report on Form 10-K and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at http://www.amplifyenergy.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

11,819,672 Shares

Amplify Energy Corp.

COMMON STOCK

Prospectus

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock registered hereby. Other than the SEC registration fee, the amounts set forth below are estimates:

Amount To Be Paid
SEC registration fee	$13,391
Printing expenses	40,000
Legal fees and expenses	75,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees	50,000
Miscellaneous fees and expenses	50,000

Total	$238,391

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL.

Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Company’s amended and restated certificate of incorporation provides that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company’s amended and restated certificate of incorporation further provides for the advancement of expenses to each of its officers and directors.

The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of the Company’s amended and restated certificate of incorporation.

The Company has also entered into indemnity agreements with each of the Company’s directors and executive officers. These agreements provide that the Company will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Company’s amended and restated certificate of incorporation or amended and restated bylaws.

Item 16.	Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index preceding the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in the form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
2.1#		Second Amended Joint Plan of Reorganization of Memorial Production Partners LP and its affiliated Debtors, dated April 13, 2017 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35364) filed on April 17, 2017).

2.2#	—	Purchase and Sale Agreement, dated as of November 3, 2015, by and between SP Beta Holdings, LLC and Memorial Production Operating LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35364) filed on November 5, 2015).

2.3#	—	Purchase and Sale Agreement, dated as of April 27, 2016, among Memorial Production Partners LP, Memorial Resources Development Corp., Memorial Production Partners GP LLC, Memorial Production Operating LLC, Beta Operating Company, LLC and MEMP Services LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35364) filed on May 2, 2016).

2.4#	—	Joint Plan of Reorganization of Memorial Production Partners LP, et al. under Chapter 11 of the Bankruptcy Code, dated as of January 16, 2017 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35364) filed on January 17, 2017).

3.1		Amended and Restated Certificate of Incorporation of Amplify Energy Corp. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 (File No. 333-217674) filed on May 4, 2017).

3.2		Amended and Restated Bylaws of Amplify Energy Corp. (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 (File No. 333-217674) filed on May 4, 2017).

4.1	—	Form of Restricted Unit Agreement under the Memorial Production Partners GP LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-8 (File No. 333-178493) filed on December 14, 2011).

4.2	—	Form of Phantom Unit Agreement under the Memorial Production Partners GP LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K (File No. 001-35364) filed on February 24, 2016).

4.3	—	Indenture, dated April 17, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 001-35364) filed on April 17, 2013).

4.4	—	First Supplemental Indenture, dated as of October 7, 2013, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on November 7, 2013).

4.5	—	Second Supplemental Indenture, dated as of December 30, 2015, by and among San Pedro Bay Pipeline Company, Memorial Production Partners LP, Memorial Production Finance Corporation, the other subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to Annual Report on Form 10-K (File No. 001-35364) filed on February 24, 2016).

4.6	—	Indenture, dated July 17, 2014, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 001-35364) filed on July 17, 2014).

Exhibit Number		Description

4.7	—	First Supplemental Indenture, dated as of December 30, 2015, by and among San Pedro Bay Pipeline Company, Memorial Production Partners LP, Memorial Production Finance Corporation, the other subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to Annual Report on Form 10-K (File No. 001-35364) filed on February 24, 2016).

4.8	—	Instrument of Resignation, Appointment and Acceptance, dated as of June 24, 2016, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, Wilmington Trust, National Association, as successor trustee, and U.S. Bank National Association, as resigning trustee (incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on August 3, 2016).

4.9	—	Instrument of Resignation, Appointment and Acceptance, dated as of June 24, 2016, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, Wilmington Trust, National Association, as successor trustee, and U.S. Bank National Association, as resigning trustee (incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on August 3, 2016).

4.10	—	Second Supplemental Indenture, dated as of July 20, 2016, by and among Memorial Production Partners GP LLC, MEMP Services LLC, Beta Operating Company, LLC, Memorial Production Partners LP, Memorial Production Finance Corporation, the other subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.5 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on August 3, 2016).

4.11	—	Third Supplemental Indenture, dated as of July 20, 2016, by and among Memorial Production Partners GP LLC, MEMP Services LLC, Beta Operating Company, LLC, Memorial Production Partners LP, Memorial Production Finance Corporation, the other subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.6 to Quarterly Report on Form 10-Q (File No. 001-35364) filed on August 3, 2016).

5.1*		Legal opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

23.1*		Consent of KPMG LLP.

23.2*		Consent of Ryder Scott Company, L.P.

23.3*		Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 hereto).

24.1		Power of Attorney (included on the signature page of this Registration Statement).

99.1		Report of Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 to Annual Report on Form 10-K filed on March 12, 2018).

*	Filed herewith.
#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of April, 2018.

AMPLIFY ENERGY CORP.

By:	/s/ William J. Scarff
	Name:	William J. Scarff
	Title:	President, Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes and appoints William J. Scarff and Robert L. Stillwell, Jr., and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Scarff William J. Scarff	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2018

/s/ Robert L. Stillwell, Jr. Robert L. Stillwell, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 9, 2018

* Matthew J. Hoss	Vice President, Accounting (Principal Accounting Officer)	April 9, 2018

* David H. Proman	Chairman of the Board of Directors	April 9, 2018

/s/ David M. Dunn David M. Dunn	Director	April 9, 2018

* Christopher Hamm	Director	April 9, 2018

Signature	Title	Date

* P. Michael Highum	Director	April 9, 2018

* Evan S. Lederman	Director	April 9, 2018

* Edward Andrew Scoggins, Jr.	Director	April 9, 2018

*William J. Scarff hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the indicated person for whom he is attorney-in-fact on April 9, 2018, pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of Amplify Energy Corp. filed on July 20, 2017 with the Securities and Exchange Commission.

*By:	/s/ William J. Scarff
William J. Scarff Attorney-in-Fact